SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  November 12, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

                         DUPONT COMPANY

                            FORM 8-K

                       ITEM OR INFORMATION


Item 5.  Other Events
         ------------

        In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, DuPont (or the "Company") is hereby filing cautionary statements which identify important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by the Company or on its behalf.


        The Company may from time to time make written and oral public forward-looking statements. Forward-looking statements may be identified by their use of words like "plans," "expects," "will," "anticipates," "projects," "estimates" and other words of similar meaning. Such statements may address, among other things, the Company's strategy for growth, product development, market position, expenditures, and financial results.

        Forward-looking statements are based on certain assump-tions and expectations of future events. The Company cannot guarantee that these assumptions and expectations are or will be realized. The following are some of the important factors that could cause the Company's actual results to differ materially from those projected in any such forward-looking statements:

     o The Company operates in approximately 70 countries worldwide and derives about half of its revenues from sales outside the United States. Changes in the laws or policies of or other governmental and quasi-governmental activities in the countries which the Company operates could affect its business in the country and the Company's net of earnings in that country. In addition, economic factors (including inflation and fluctuations in interest rates, foreign currency exchange rates) and competitive factors (such as greater price competition or a decline in U.S. or European industry sales from slowing economic growth) in those countries could affect the Company's revenues, expenses and earnings.

     o The Company's growth objectives are largely dependent on its ability to renew its pipeline of new products and to bring those products to market. This ability may be adversely impacted by difficulties or delays in product development including, but not limited to, the inability to identify viable new products; successfully complete clinical trials of new pharmaceuticals; obtain relevant regulatory approval, which may include approval from the Food and Drug Administration; the ability to obtain adequate intellectual property protection; gain market acceptance of the new products.

     o As part of its strategy for growth, the Company has made and may continue to make acquisitions, divestitures, alliances and changes to its organizational structure.
        There can be no assurance that the Company will integrate such changes successfully.

     o The Company has articulated and updated in its periodic reports filed with the Securities and Exchange Commis-sion on Form 10-Q and 10-K from time to time its time-table and assessment of costs to become Year 2000 capable. The failure of the Company or third-parties with which it conducts business to become Year 2000 capable could have a material adverse affect on the Company's financial condition or operations.

     o The Company's facilities are subject to a broad array of environmental laws and regulations. The costs of com-plying with complex environmental laws and regulations as well as internal voluntary programs, are significant and will continue to be so for the foreseeable future. The Company's accruals for such costs and liabilities may not be adequate since the estimates on which the accruals are based depend on a number of complex factors, including the nature of the allegation, the complexity of the site, the nature of the remedy, the outcome of the discussions with regulatory agencies and other potentially responsible parties (PRPs) at multi-party sites, and the number and financial viability of other PRPs.

     o The Company's results of operations could be affected by significant litigation adverse to the Company including product liability claims, patent infringement claims and antitrust claims.

     o The profitability of the Company's energy subsidiary (Conoco Inc.) will be affected by the prices for crude oil, natural gas and refined products. These prices are subject to wide fluctuations in response to changes in global and regional supply over which the Company has no control, including political developments and the ability of the organization of petroleum exporting countries and other producing nations to set and main-tain production levels and prices. The Company has announced its intention to completely divest itself of Conoco Inc. by the end of the third quarter 1999.

        The foregoing list of important factors is not inclu-sive, or necessarily in order of importance.





11/12/98

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




November 12, 1998